Exhibit 99.1

RMG NETWORKS AMENDS ITS SENIOR CREDIT FACILITY

Increases Senior Credit Facility to $12 Million

Adds Approximately $3.4 Million in Net Cash Proceeds

Resets Financial Covenants to Provide Increased Operating Flexibility

DALLAS, TX – (Marketwired) – 7/16/2014 – RMG Networks Holding Corporation (NASDAQ: RMGN), or RMG Networks, a leading provider of technology-driven visual communications solutions, today announced it has successfully completed a Third Amendment to its senior credit facility.

The amended term loan facility increases from $8 million to $12 million, adding approximately $3.4 million in net cash proceeds to the Company’s balance sheet. The amendment also eliminates financial covenants until at least mid-year 2015, providing the Company with substantial operating flexibility. The amended 3-year facility, which matures in July 2017, bears interest at a fixed rate of 12% and continues to defer principal payments until maturity.

Prior to the amendment, the Company’s prior senior lender, Comvest Capital, sold its interest in the credit facility to a new lender group that includes an affiliate of Gregory H. Sachs, RMG Networks’ Executive Chairman. After acquiring the credit facility, the new lender group entered into the Third Amendment and funded the $4 million increase in the facility.

Due to the related-party nature of the financing, the Company’s Board of Directors formed a special committee of independent directors to review and authorize the financing.

Garry McGuire, Chief Executive Officer, commented, “This amended credit facility offers RMG Networks attractive and accommodative terms. Further, the increased liquidity and operating flexibility supports our continued execution of the growth investment programs we began last year.”

Mr. Sachs commented, “We continue to see tremendous long-term potential in RMG Networks and this amended credit facility will provide the Company additional resources to continue to realize that potential. The financing reaffirms my support and commitment to the Company and its long-term strategic growth plan. In combination with strict cost controls, I believe this financing provides the bridge RMG needs to become cash flow positive and self-sustaining.”

About RMG Networks

RMG Networks (NASDAQ: RMGN) helps brands and organizations communicate more effectively using location-based video networks. The company connects brands with target audiences using video advertising networks comprised of over 200,000 display screens, reaching over 100 million consumers each month. The company also builds enterprise video networks that empower organizations to visualize critical data to better run their business. RMG Networks works with over 70% of the Fortune 100. The company is headquartered in Dallas, Texas with offices in the United States, United Kingdom, China, India, Singapore and the U.A.E. For more information, visit http://www.rmgnetworks.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to future financial performance, expected operating results, such as revenue growth, our potential need for additional financing, and efforts to grow our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:  the company’s success in retaining or recruiting, or changes required in, its management and other key personnel; the limited liquidity and trading volume of the company’s securities; Reach Media Group’s (“RMG”) history of incurring significant net losses and limited operating history; the competitive environment in the advertising markets in which the company operates; the risk that the anticipated benefits of the combination of RMG or Symon Holdings Corporation, or of other acquisitions that the company may complete, may not be fully realized; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the company’s ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the company’s common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

For RMG Networks Holding Corporation

Investor

Carolyn M. Capaccio

212-838-3777

ir@rmgnetworks.com

or

Media

John Leeman

800-827-9666

John.Leeman@rmgnetworks.com

Source: RMG Networks